UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2018

QUORUM HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-37550	47-4725208
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1573 Mallory Lane Brentwood, Tennessee 37027 (Address of principal executive offices)

Registrant’s Telephone Number, Including Area Code: (615) 221-1400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.05Costs Associated with Exit or Disposal Activities

On January 5, 2018, Quorum Health Corporation (the “Company”) filed a Current Report on Form 8-K (“the Original 8-K”) announcing its strategic decision to close Affinity Medical Center (“Affinity”) in Massillon, Ohio, on February 4, 2018. At such time, the Company was unable to determine a good faith estimate of the major types of costs or amount or range of amounts that may be incurred in connection with this closure, nor an estimate of the amount or range of amounts of any charges that would result in future cash expenditures, including whether any such charges will be material. The Company is filing this Current Report on Form 8-K/A to amend the Original 8-K to update the disclosures made therein under Item 2.05. No other amendments to the Original 8-K are being made by this Current Report on Form 8-K/A.

The Company ceased operations on February 11, 2018 and the Company intends to transfer the agreed-upon assets to the City of Massillon by the end of May 2018. As of March 31, 2018, the Company has incurred approximately $13.7 million of costs related to the closure of Affinity. These costs include $7.4 million of severance and salary continuation costs, $2.6 million in losses associated with the disposal of assets that have no future value to the Company and $3.7 million of other costs and fees related to termination of contracts and other miscellaneous items. At this time the Company anticipates that in 2018 it will incur costs, beyond those already incurred, of approximately $2.5 million to $3.5 million related to the wind down and transfer of assets. In addition, beyond 2018, the Company is obligated to maintain health records for approximately nineteen years with an estimated annual cost of $0.3 million.

To the extent required by applicable rules, the Company will continue to file additional amendments to the Original 8-K upon the determination of any further material costs and charges, individually or in the aggregate, to be incurred pursuant to this transaction. This Current Report on Form 8-K/A contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those relating to the Company’s expectations regarding costs and charges in connection with its closure of Affinity. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, many of which the Company is unable to predict or control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, unless required by applicable rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUORUM HEALTH CORPORATION (registrant)

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Executive Vice President
and Chief Financial Officer
(principal financial officer and principal accounting officer)

Date: May 9, 2018

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